Exhibit 10.10

Summary of Agreement:

This is an agreement in Spanish between Alonso Francisco Van der Biest Añez y Ana Belén Espinoza de Van der Biest (the “Sellers”) agree to sell 100 shares of PROMOTORA ALON-BELL, C.A. (“Alon-Bell”) to Oscar Brito (the “Purchaser”) for 4,680,000 Bolivars.

Section PRIMERA identifies the shares and states that they comprise the total share capital of Alon-Bell.

Section SEGUNDA sets forth the obligation of the Sellers to sell all of said shares to Purchaser.

Section TERCERA sets forth the price for the shares, which is to be paid in instalments, as well as the amount and due date for each instalment.

Section CUARTO sets forth the representations and warranties of the Sellers as to (1) the due organization and power of Alon-Bell to conduct its business, (2) the valid issuance of the shares, their right to vote and receive dividends, their being the entire share capital of Alon-Bell, the nonexistence of obligations of Alon-Bell to issue additional shares, the ownership of the shares by Sellers, free of liens and Sellers’ power to transfer the shares, (3) the completeness anc accuracy of minutes of shareholder meetings, (4) the fact that the Sellers’ entering into the agreement does not violate any contract, law or regulation, judicial decree or order or Alon-Bell’s organizational instruments, (5) Alon-Bell’s financial statements, (6) the ownership by Alon-Bell of its assets, free of liens and contractual obligations and in particular, its ownership of its real property, being land and a structure thereon, together with a description of that property, (7) the nonexistence of legal actions, orders, proceedings and investigations, (8) payment of taxes, (9) the nonexistence of specified contractual obligations, (10) the nonoccurrence of certain events after the date of Alon-Bell’s financial statements and (11) full disclosure by the Sellers of material facts.

Section QUINTA sets forth the obligation of the Sellers to hold Purchaser harmless against specified events for 1 year after the sale of the shares and the procedure to be followed upon the occurrence of any such event.

Section SEXTA states that the agreement may not be assigned by the Sellers without Purchaser’s consent and may be assigned by Purchaser.

Section SEPTIMA states that the agreement is subject to Venezuelan law and that disputes will be resolved by arbitration in the manner set forth therein.

There follow the signatures of the parties and an attestation of a notary and witnesses.

The agreement is as follows:

Entre, venezolanos, mayores de edad, casados, titulares de las cédulas de identidad N° V-2.941.025 y V-2.933.994 respectivamente, quienes en lo sucesivo se denominarán los VENDEDORES, por una parte, y por la otra, Oscar Antonio Brito Rojas, venezolano, mayor de edad, soltero, domiciliado en la ciudad de Caracas titular de la cédula de identidad N° V-13.247.821, quien en lo sucesivo se denominará el COMPRADOR, se ha convenido celebrar el presente contrato de Opción de Compra Venta de Acciones, el cual se regirá por las siguientes cláusulas: PRIMERA: De las Acciones Objeto del Contrato: los VENDEDORES son propietarios de Cien (100) Acciones de PROMOTORA ALON-BELL, C.A., sociedad mercantil debidamente inscrita por ante el Registro Mercantil Segundo de la Circunscripción Judicial del Distrito Capital y Estado Miranda, en fecha 10 de mayo de 1994, bajo el número 49, Tomo 35-A-Sgdo. (En adelante la Compañía), las cuales constituyen el cien por ciento (100%) del capital social de la Compañía. SEGUNDA: Del compromiso de compra-venta: Los VENDEDORES se comprometen a vender al COMPRADOR, y éste a su vez se compromete a adquirir de los VENDEDORES, la totalidad de las acciones de la Compañía propiedad de los VENDEDORES, descritas en la Cláusula anterior, por lo que el COMPRADOR pasará a ser el titular del cien por ciento (100%) de las acciones que componen el capital social de la Compañía. TERCERA: Del Precio de Venta y Pago: El precio de venta pactado de las Cien (100) Acciones de la Compañía, es la cantidad de Cuatro Millones Seiscientos Ochenta Mil Bolívares (Bs.4.680.000,00), los cuales serán pagados por el COMPRADOR a los VENDEDORES, de la siguiente forma: 1. La cantidad de Ciento Ochenta Mil Bolívares (Bs. 180.000,00), que se entregan en este acto mediante cheque No. 72-88205800 del Banco Fondocomún. 2. La cantidad de Novecientos Mil Bolívares (Bs. 900.000,00), que serán pagados el día 30 de Mayo de 2012 y 3. La cantidad de Tres Millones Seiscientos Mil Bolívares (Bs. 3.600.000,00), que serán pagados el día 31 de julio de 2012 a más tardar. CUARTA: De los Activos de la Sociedad Vendida: Los VENDEDORES declaran que son y han sido accionistas de la Compañía y, en consecuencia, conocen todos los hechos relacionados con las actividades que desarrolla la Compañía y por éste medio garantizan al COMPRADOR que las siguientes declaraciones de hechos y aseveraciones son verdaderas y correctas para la fecha de suscripción del presente Contrato aseveraciones las cuales han sido consideradas por las partes como esenciales para la validez del presente instrumento de conformidad con lo previsto en el artículo 1.148 del Código Civil Venezolano: 1.- La Compañía está debidamente organizada y existe válidamente conforme a las leyes de la República Bolivariana de Venezuela, su objeto social la faculta y autoriza plenamente a poseer sus bienes y está plenamente facultada y autorizada para conducir sus negocios como lo ha hecho hasta los momentos, tiene la posesión plena e irrestricta y el derecho de usar y disfrutar todas las licencias, permisos, registros, aprobacione autorizaciones y concesiones necesarios que le permiten ser propietaria, poseer usar sus activos y conducir lícitamente dichos negocios, así como ha cumplido continúa cumpliendo plena y cabalmente con todas las leyes, decretos, resoluciones y reglamentos aplicables a dichos activos y negocios y no los ha incumplido hasta la presente fecha. La Compañía está solvente y su capital no ha sufrido ningún tipo de pérdida o déficit. 2.- Todas las Acciones de la Compañía han sido válidamente emitidas y son Acciones con derecho a voz y voto, así como a recibir dividendos y, además, son las únicas Acciones del capital social de la compañía. No existen compromisos o contratos en los cuales la compañía sea parte que exijan o requieran la emisión de nuevas Acciones de la compañía ni ésta los ha autorizado en forma alguna. Los VENDEDORES son los únicos propietarios de las Acciones objeto del presente Contrato, y éstas están libres de cualquier reclamo, prenda, pasivo, gravamen u otra afectación o restricción. Los VENDEDORES tienen el derecho absoluto e ilimitado de ceder y traspasar las Acciones que le pertenezcan_ 3.- Todas las Actas de las Asambleas de Accionistas de la Compañía están debidamente inscritas en el Libro de Actas, las mismas son fieles y exactas y reflejan completamente todas las decisiones que requieren la aprobación de la Asamblea de Accionistas de la Compañía e igualmente han sido debidamente registradas de conformidad con el Código de Comercio vigente por ante el Registro Mercantil competente. 4.- La celebración del presente Contrato por parte de los VENDEDORES no constituye violación o cumplimiento de ninguna obligación contractual ni de ninguna disposición legal o regulación gubernamental, orden, sentencia o decreto judicial, así como de las disposiciones del documento constitutivo de la Compañia. 5.- Los Estados Financieros de la Compañía son exactos y reflejan completa, correcta y fielmente la situación financiera de la misma para la fecha en que fueron elaborados. A la fecha de hoy, la Compañía no tiene obligaciones ni pasivos de ninguna naturaleza, ciertos, contingentes ni de ningún otro tipo, derivados de operaciones realizadas o de hechos existentes posteriores a la fecha de elaboración de dichos Estados Financieros y que no estén ya reflejados en los mismos. Todos los libros y registros de contabilidad de la Compañía han sido llevados de acuerdo con principios de contabilidad generalmente aceptados en la República Bolivariana de Venezuela, los cuales han sido consistentemente aplicados. Dichos libros y registros reflejan fiel y completamente todos los activos, así como todos los pasivos, contingencias, negocios y operaciones de la Compañía y la misma no está en estado de incumplimiento de ninguna de las obligaciones señaladas en los Estados Financieros mencionados, ni de ninguna otra obligación de cuyo cumplimiento sea responsable y que debió o debe cumplirse con posterioridad a la fecha de los Estados Financieros. 6.- La Compañía tiene la plena propiedad y dominio sobre su activo, el cual está libres de todo gravamen, hipoteca, prohibición, embargo, secuestro, orden de ejecución y/o expropiación, contratos, compra o venta con reserva de dominio, prenda, anticresis, opción de compra y cualquier otra forma de gravamen, contractual o de otra naturaleza y se encuentra en perfectas condiciones, apto para el uso para el cual está destinado. Los VENDEDORES declaran que la Compañía es propietaria de un único activo el cual consta de un inmueble constituido por una parcela de terreno y la casa-quinta en ella construida denominada KINDERBELL, situado en la Urbanización Las Mercedes, Sector Los Naranjos, Municipio Baruta del Estado Miranda, dicha parcela está distinguida con el No. 32 del plano de la mencionada urbanización, sector Los Naranjos, y cuyas medidas y linderos son los siguientes: Noreste: en veintinueve metros con treinta y nueve centímetros (29,39 m) con la parcela No. 31 de la Urbanización; Noroeste: en veinte metros (20 m) con la Calle Arturo Michelena; Sureste: en veinte metros (20 m) con el canal de Baruta; y, Suroeste: en veintiocho metros con cuarenta y ocho centímetros (28,48 m) con la parcela No. 33 de la Urbanización. El inmueble antes descrito tiene una superficie total de Quinientos Setenta y Ocho Metros Cuadrados con Setenta Decímetros Cuadrados (578,70 m2), está identificado con el número catastral 153112A11701100016 y le pertenece a la Compañía como se evidencia de título de propiedad debidamente protocolizado ante la Oficina Subalterna del Segundo Circuito de Registro del Municipio Baruta del Estado Miranda en fecha 28 de abril de 1995, bajo el N° 49, Tomo 09 del Protocolo Primero del mismo año. Las partes declaran expresamente conocer que sobre el inmueble antes descrito, existe un contrato de arrendamiento que las partes expresamente declaran conocer. 7.- No hay pendiente y, en el mejor saber y entender de los VENDEDORES, no existe amenaza de ningún 1, i, de ninguna clase o naturaleza, ni ninguna acción, procedimiento o investigación judicial o administrativa contra la Compañía, ni hay pendiente ningún decreto, sentencia u orden de ningún tribunal u organismo gubernamental por causa de cualquier acción, procedimiento o investigación administrativa o judicial contra la misma e igualmente en el mejor saber y entender de los VENDEDORES tampoco existe circunstancia alguna que razonablemente debería o podría servir de base para dar inicio a algún litigio, acción, reparo, procedimiento o investigación contra la Compañía. 8.- La Compañía ha presentado debidamente y pagado todas las declaraciones de impuesto sobre la renta, impuestos municipales correspondientes, tasas y cualquier otra contribución nacional o municipal. Así mismo, en el mejor saber y entender de los VENDEDORES, no existe ninguna investigación pendiente sobre la contabilidad de la Compañía por parte del Servicio Nacional Integrado de Administración Aduanera y Tributaria (SENIAT), la Contraloría General de la República y/o cualquier otra autoridad municipal competente. 9.- La Compañía no es parte ni está obligada por: a) Ningún contrato de asesoría o para la prestación de servicios personales o profesionales. b) Ningún contrato de fianzas o avales que exija a la Compañía el otorgamiento de garantías o avales que no aparezcan reflejados en la contabilidad de la misma. c) Ningún instrumento que evidencie o se relacione con deudas por dinero tomado en préstamo por la Compañía. d) Ningún contrato verbal o escrito que evidencie o se relacione con préstamos o adelantos hechos por la Compañía con garantías de deudas de terceros. e) La Compañía no es parte en ningún contrato que afecte adversa y significativamente su condición financiera o de otra naturaleza, así como de operaciones actuales o futuras, bienes, activos o pasivos. 10.- Entre la fecha de los Estados Financieros y la fecha de este Contrato, la Compañía no ha efectuado ninguna de las siguientes transacciones: (i) adquirir, traspasar, vender o cualquier otra forma de enajenar el activo, salvo por aquellos gastos y adquisiciones realizadas en el curso ordinario de los negocios de la misma; (ii) contraer o asumir pasivos, ni constituir, participar o convenir en la constitución de cualquier privilegio, afectación o gravamen sobre el activo; (iii) cualquier pago o desembolso a cualquiera de sus accionistas; (iv) emitir Acciones de capital adicionales y/o distintas de las Acciones originales; (y) declarar, pagar o separar para su pago cualquier dividendo u otra distribución a los accionistas de la compañía; (vi) fusionarse o consolidarse o convenir en fusionarse o en consolidarse con cualquier otra compañía; y (vii) realizar cualquier otro acto o asumir cualquier obligación que afecte significativamente los Estados Financieros o la condición de la Compañía. 11.- No se ha ocultado al COMPRADOR ningún hecho o información que tenga relevancia con relación a la venta de Acciones, la situación financiera de la compañía o de su activo social. QUINTA: Del surgimiento de situaciones imprevistas: Los VENDEDORES convienen en solucionar a la brevedad posible cualquier problema o situación que surja en contra de la Compañía y/o del COMPRADOR, según corresponda, (en lo sucesivo y a los efectos del presente contrato denominados conjuntamente los Riesgos), derivado de cualquier acción, juicio, proceso, demanda, reparo, sentencia, penalidad, acto administrativo, pérdida, disminución de activos, obligación, daño, perjuicio, deficiencia o gasto, incluyendo honorarios legales, costos procesales y/o cualquier otro gasto que se genere, que afecten a la Compañía, y/o al COMPRADO( después que éste último haya adquirido la propiedad de las Acciones objeto d presente Contrato, siempre y cuando tales "Riesgos", se deriven, provengan y/o sean consecuencia directa de alguna de las siguientes circunstancias: 1. Cualquier reclamo, demanda, penalidad, multa o impuesto intentado o gravado contra la Compañía o el COMPRADOR que sean interpuestos por cualquier autoridad nacional, estatal o municipal, por cualquier agencia, oficina o subdivisión del gobierno nacional, estatal o municipal, o por cualquier compañía, sociedad o por cualquier otra persona o personas como consecuencia directa de la presente cesión de Acciones o en virtud de faltas, errores, actos u omisiones de los VENDEDORES o la Compañía, no revelados en éste Contrato, siempre y cuando los mismos hayan ocurrido con anterioridad a la fecha de suscripción del presente documento. 2. Incumplimiento por parte de los VENDEDORES de cualquiera de las aseveraciones, garantías o convenios expresados en éste Contrato. La duración de ésta obligación será por un año contado a partir de la suscripción del presente documento. 3. En caso que los VENDEDORES o la Compañía estuviesen eventualmente amenazadas con cualquiera de los "Riesgos", el COMPRADOR lo notificará de inmediato al tener conocimiento de ello y por escrito a los VENDEDORES quienes dentro de los Treinta (30) días hábiles siguientes al recibo de dicha notificación, se encargarán de solucionar a la brevedad posible la situación o problema planteado, en la forma más amplia posible y en el mejor interés de las partes. 4. En caso que sea intentada una acción judicial contra la Compañía o el COMPRADOR, y de acuerdo a los

términos establecidos en la presente cláusula, los VENDEDORES se ocuparán de todo lo relativo a la misma, siempre y cuando tal acción se derive directamente de cualquier falta, error, acto u omisión por parte de la los VENDEDORES conforme a lo establecido en el presente Contrato, y a su vez el COMPRADOR se compromete mediante el presente documento a cooperar y otorgar los poderes y demás documentos necesarios a los fines legales consiguientes. SEXTA: De la intransferibilidad: Este contrato se entiende celebrado "Intuito Personæ", solo en cuanto respecta a los Vendedores, quien por medio del presente Contrato, se obligan a no ceder ni traspasar los derechos, ni las obligaciones que se derivan, so pena de nulidad, salvo que así sea consentido de manera expresa y por escrito por parte del COMPRADOR. El COMPRADOR, podrá ceder de manera expresa y por escrito los derechos y obligaciones que le corresponden en virtud del presente Contrato. SÉPTIMA: Ley y Jurisdicción Aplicable: Las partes acuerdan que el presente contrato se regirá y será interpretado de acuerdo a las leyes de la República Bolivariana de Venezuela. Así mismo, las partes expresamente convienen que cualquier conflicto o controversia que se suscite en relación con el presente Contrato, su interpretación, su ejecución y/o liquidación, así como cualquier hecho derivado de su relación contractual, deberán ser resueltos definitivamente mediante arbitraje atendiéndose a lo pautado en la Ley de Arbitraje Comercial, y tomando en cuenta las siguientes disposiciones: a) Las partes acuerdan utilizar el Centro Empresarial de Conciliación y de Arbitraje (CEDCA). b) El tribunal estará integrado por un árbitro designado por el Centro Empresarial de Conciliación y de Arbitraje (CEDCA), conforme a su reglamento. c) El Tribunal Arbitral se constituirá en la ciudad de Caracas, en la sede que éste determine. d) El tribunal decidirá conforme a derecho, de conformidad con las leyes de la República Bolivariana de Venezuela, en un lapso no mayor de treinta (30) días hábiles contados a partir de su constitución. e) El árbitro podrá dictar medidas cautelares, inclusive antes de que quede constituido el Tribunal Arbitral que conocerá el fondo de la controversia. f) El laudo arbitral será motivado, y será objeto de la presentación previa prevista en el Reglamento del Centro Empresarial de Conciliación y de Arbitraje (CEDCA). g) Se le notificará a las partes la existencia de una demanda arbitral mediante telegrama certificado, sirviendo como prueba de recepción, el telegrama que la oficina de correos emite, certificando su entrega, a las siguientes direcciones: Los VENDEDORES: Calle El Paseo, Centro Comercial El Morichal, Piso 1, Oficina 19B, Urbanización Prados del Este. En la ciudad de Caracas, República Bolivariana de Venezuela. El COMPRADOR: Avenida Francisco de Miranda, Centro Comercial El Parque, Piso No. 15, en la ciudad de Caracas, República Bolivariana de Venezuela. h) La citación para la contestación de la demanda de arbitraje se realizará en la dirección de la parte demandada indicada en este contrato. Se hacen dos (2) ejemplares de un mismo tenor y a un solo efecto, en Caracas a la fecha de su autenticación.

/s/ Alonso Francisco Van der Biest Añez

/s/ Ana Belén Espinoza Van der Biest

/s/ Oscar Antonio Brito Rojas

REPUBLICA BOLIVARIANA DE VENEZUELA

MINISTISTERIO DEL PODER POPULAR PARA
RELACIONES INTERIORES Y JUSTICIA

INES RAMON LLOVERA NOTARIO PÚBLICO

NOTARIA PUBLICA CUARTA MUNICIPIO BARUTA DEL

ESTADA MIRANDA

Las Mercedes, diez (10) de febrero Dos Mil Doce (2012). 201° y 152°. El anterior documento redactado por Abogado: ELSA HERNANDEZ, inscrito en el Inpreabogado bajo el No. 20.965, fue presentado para su Autenticación y Devolución según Planilla No. 00943, de fecha: 08/02/2012. Presentes sus otorgantes dijeron llamarse: ALONSO FRANCISCO VAN DER BIEST AÑEZ, ANA BELEN ESPINOZA DE VAN DER BIEST y OSCAR ANTONIO BRITO ROJAS, mayores de edad, domiciliados en: CARACAS, de estado civil: CASAL CASADA y SOLTERO, de Nacionalidad: VENEZOLANA, con cédulas identidad Nos. V-2.941.025, V-2.933.994 y V-13.247.821. Leído confrontado el original con su fotocopia, se puso en conocimiento a otorgantes del presente documento, dando cumplimiento al numeral 2 Artículo 79 de la Ley de Registro Público y del Notariado, quienes firmar todo y expusieron: "SU CONTENIDO ES CIERTO Y NUESTRAS L FIRMAS QUE APARECEN AL PIE DEL INSTRUMENTO". El Notario en virtud lo declara Autenticado en presencia de los testigos: FEDERICO CONDE y ELVIA RODRIGUEZ, titulares de las cédulas de identidad N 6.915.777 y 9.697.639 dejándolo anotado bajo el N° 08, Tomo 15, de Libros de Autenticaciones llevados por esta Notaría. Es todo, terminó, leyó la Nota de Fe y conformes firman:

EL NOTARIO PÚBLICO	LOS OTORGANTES

/s/ Inés Ramón Llovera	/s/ Alonso Francisco Van der Biest Añez

Notario Público Cuarto del	/s/ Ana Belén Espinoza Van der Biest
Municipio Baruta del Estado

/s/ Oscar Antonio Brito Rojas

LOS TESTIGOS

/s/ Federico Conde
/s/ Elvia Rodríguez